Exhibit 10.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 74782 / April 22, 2015

ADMINISTRATIVE PROCEEDING

File No. 3-16504

In the Matter of W2007 Grace Acquisition I, Inc., Respondent.	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING REMEDIAL SANCTIONS AND A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against W2007 Grace Acquisition I, Inc. (“W2007 Grace” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over Respondent and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds that:

Summary

1. These proceedings arise out of violations of the issuer reporting requirements under the federal securities laws and the misapplication of the rules concerning the counting of holders of record promulgated thereunder.

2. Pursuant to Section 15(d) of the Exchange Act and the rules promulgated thereunder, a company that files a registration statement pursuant to the Securities Act of 1933 (the “Securities Act”) which becomes effective must file periodic and other reports. Rule 12h-3 of the Exchange Act permits an issuer to suspend its Section 15(d) reporting obligations by filing a certification on Form 15 if the issuer has fewer than 300 holders of record of the class of securities offered under the Securities Act registration statement.1 But if that issuer has 300 or more holders of record on the first day of any subsequent fiscal year, the suspension ends. Once the suspension ends, the reporting obligation returns without any action by the issuer and the issuer must resume periodic reporting, starting with the filing of an annual report on Form 10-K for its preceding fiscal year within 120 days, pursuant to Rule 12h-3(e) of the Exchange Act.

3. Section 15(d) was promulgated “to assure a stream of current information about an issuer for the benefit of purchasers in the registered offering, and for the public.” SEC Rel. No. 34-20263, 1983 SEC LEXIS 2765, at *4-5 (Oct. 5, 1983). But “Congress recognized, with respect to Section 15(d), that the benefits of periodic reporting by an issuer might not always be commensurate with the burdens imposed” and so provided that the duty to file reports under Section 15(d) for any class of securities shall be automatically suspended for any fiscal year where that class of securities had fewer than 300 holders of record on the first day of the fiscal year. SEC Rel. No. 34-20263, 1983 SEC LEXIS 2765, at *5 (Oct. 5, 1983). Section 15(d) further authorizes the Commission to “define by rules and regulations the term ‘held of record’ as it deems necessary or appropriate in the public interest or for the protection of investors in order to prevent circumvention of the provision of this subsection.” 17 U.S.C. § 78o(d)(1). Pursuant to Section 15(d), the Commission promulgated Rule 12g5-1 setting out the definition of the term “held of record” and with it, the methodology for counting holders of record.

4. On October 25, 2007, Equity Inns, Inc. (“Equity Inns”) merged with and into W2007 Grace, a newly formed entity indirectly owned by one or more Whitehall Real Estate Funds, real estate private equity funds affiliated with The Goldman Sachs Group, Inc. (“Goldman Sachs”) (the “Merger”). Prior to the Merger, Equity Inns was a reporting issuer under the Exchange Act and its 8.75% Series B Cumulative Preferred Stock (“Equity Inns Series B”) and 8.00% Series C Cumulative Preferred Stock (“Equity Inns Series C”) (collectively, the “Equity Inns

[1]	The rule may not be invoked, however, with regard to the year in which the registration statement became effective or was required to be updated under Section 10(a)(3) of the Securities Act. Preferred Stock”) were each listed on the New York Stock Exchange (“NYSE”) and registered pursuant to Section 12(b) of the Exchange Act.

5. In connection with the Merger, (a) each share of common stock of Equity Inns outstanding immediately prior to the effective time of the Merger was converted into the right to receive $23.00, without interest; (b) each share of Equity Inns Series B and Equity Inns Series C outstanding immediately prior to the effective time of the Merger was converted into the right to receive one share of W2007 Grace 8.75% Series B Cumulative Preferred Stock (“Series B”) and W2007 Grace 8.00% Series C Cumulative Preferred Stock (“Series C”) (collectively, the “Preferred Stock”), respectively. Pursuant to Rule 15d-5 of the Exchange Act, W2007 Grace succeeded to Equity Inns’ Section 15(d) Exchange Act reporting obligations with respect to the Preferred Stock.

6. On November 6, 2007, Equity Inns filed with the Commission a notice of suspension of duty to file reports pursuant to Section 15(d) of the Exchange Act on Form 15 certifying that its Preferred Stock had 66 and 36 holders of record, respectively.2 On the first day of each fiscal year thereafter through 2013, there continued to be less than 300 holders of record of the Preferred Stock, not taking into account certain trusts created in 2012.3

7. As set forth below, W2007 Grace undercounted its holders of record as of January 1, 2014, and thus, on January 1, 2014, had 300 or more holders of record of the Preferred Stock. W2007 Grace, as successor registrant, therefore was required to file an annual report on Form 10-K for 2013 within 120 days and seven periodic and other reports afterwards, including reports on Form 10-Q and Form 8-K. W2007 Grace did not make these filings as required by Section 15(d) and Rules 15d-1, 15d-11, and 15d-13 thereunder.

Respondent

8. W2007 Grace is a Tennessee corporation with its principal place of business in Texas. W2007 Grace, a real estate investment firm, indirectly owned by one or more Whitehall Real Estate Funds, real estate private equity funds affiliated with Goldman Sachs, acquired Equity Inns through the Merger. Prior to the Merger, Equity Inns was a reporting issuer with both common stock and preferred stock listed on the NYSE. In connection with the Merger, all of the stock was deregistered with the Commission and delisted from the NYSE. The Common Stock converted into the right to receive cash merger consideration as part of the transaction, and the preferred stock of Equity Inns was converted into the Preferred Stock. On November 6, 2007, W2007 Grace filed with the Commission a notice of suspension of duty to file reports pursuant to Section 15(d) of the Exchange Act on Form 15.

[2]	W2007 Grace has treated the Series B and Series C as having “substantially similar character and the holders of which enjoy substantially similar rights and privileges” and thus as a single “class” for purposes of Section 15(d). 15 U.S.C. §78o(d)(1).
[3]	In late 2012, a single shareholder, Joseph M. Sullivan, transferred some of his Preferred Shares to 300 separate trusts, each designated as a “JMS Trust” and each with Mr. Sullivan as the designated trustee (the “JMS Trusts”).

Applicable Legal Framework

9. Section 15(d) requires any issuer which has filed a registration statement pursuant to the Securities Act to file periodic and other reports. Pursuant to Rule 12h-3(a) of the Exchange Act, such reporting obligation “shall be suspended for such class of securities immediately upon filing with the Commission a certification on Form 15” certifying that the issuer has fewer than 300 holders of record of a class of securities. 17 CFR § 240.12h-3(a). Securities are treated as a single class where they have “substantially similar character and the holders of which enjoy substantially similar rights and privileges.” 15 USC § 78l(g)(5).

10. As prescribed by Section 15(d), the Commission promulgated Rule 12g5-1 to define the term “held of record” “for the protection of investors in order to prevent circumvention of” Section 15(d). When adopting Rule 12g5-1, the Commission explicitly determined not to equate “held of record” with the beneficial holder of the security.4 Instead, the Commission wrote Rule 12g5-1 so as to “simplify[] the process by which customers determine whether or not they are covered by the new provisions.”5

11. Under Rule 12g5-1’s process for counting holders of record, securities are “deemed to be ‘held of record’ by each person who is identified as the owner of such securities on records of security holders maintained by or on behalf of the issuer,” with certain exceptions contained in the rule. SEC Staff Report on Authority to Enforce Exchange Act Rule 12g5-1 and Subsection (b)(3), 2012 WL 814601, at *4 (Oct. 15, 2012). The rule allows certain entries on the issuer’s list of security holders – in this case, the transfer agent list – to be aggregated. Specifically, paragraph (a)(6) of Rule 12g5-1 permits the issuer to aggregate “[s]ecurities registered in substantially similar names where the issuer has reason to believe because of the address or other indications that such names represent the same person.”

12. By definition, every company is a separate “person.” 17 USC § 78c(a)(9). Paragraph (a)(2) of Rule 12g5-1 requires that “Securities identified as held of record by a corporation, a partnership, a trust whether or not the trustees are named, or other organization shall be included as so held by one person.” Thus, each trust and/or corporation listed as a registered holder is a separate holder of record.

13. Further, paragraph (a)(3) of Rule 12g5-1 requires that “Securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate or account shall be included as held of record by one person.” Neither paragraph (a)(3) nor paragraph (a)(6) permit shares “held of record” by a person in an individual capacity and also separately, for one or more accounts, in a custodial capacity, to be aggregated as a single holder of record, even though the same person would make investment decisions regarding all of the shares.

[4]	Securities Exchange Act Release No. 34-7492 (Jan. 14, 1965) (“The Commission has determined not to adopt at this time the provision that securities registered in the name of a broker, dealer, or bank, or nominee for any of them, and held in customers’ accounts, shall be counted as held of record by the number of separate accounts for which the securities are held”).
[5]	Id.

W2007 Grace’s Misapplication of the Counting Rules

14. On November 6, 2007, Equity Inns filed with the Commission a notice of suspension of duty to file reports pursuant to Section 15(d) of the Exchange Act on Form 15 certifying that its Preferred Stock had 66 and 36 holders of record, respectively. On the first day of each fiscal year thereafter through 2013, Equity Inns continued to have fewer than 300 holders of record, not taking into account the JMS Trusts.

15. As of January 1, 2014, however, and since that date, W2007 Grace has continuously had 300 or more holders of record, not taking into account the JMS Trusts. Specifically, Respondents, incorrectly aggregated as one holder of record three separate custodial accounts. Respondents also incorrectly aggregated three corporate entities under the theory that these entities were controlled by the same entity. But because each corporation and each separate custodial account are separate holders of record, these aggregations were a misapplication of Rule 12g5-1(a)(6). As a result, W2007 Grace undercounted its holders of record at January 1, 2014 and violated Section 15(d) by not resuming its Exchange Act reporting as required by Rule 12h-3(e).

16. Thus, W2007 Grace, as successor registrant, was required to file an annual report on Form 10-K for 2013 within 120 days and seven periodic and other reports afterwards, including reports on Form 10-Q and Form 8-K. W2007 Grace did not make these filings as required by Section 15(d) and Rules 15d-1, 15d-11, and 15d-13 thereunder.

Respondent’s Remedial Efforts

17. In determining to accept the Offer, the Commission considered certain remedial acts undertaken by Respondent and cooperation afforded to Commission staff.

IV.

In view of the foregoing, the Commission deems it appropriate, in the public interest, and for the protection of investors to impose the sanctions agreed to in Respondent W2007 Grace’s Offer.

Accordingly, pursuant to Section 21C of the Exchange Act, it is hereby ORDERED that:

A. Respondent cease and desist from committing or causing any violations and any future violations of Section 15(d) of the Exchange Act and Rules 15d-1, 15d-11, and 15d-13 thereunder.

B. Respondent shall resume periodic reporting pursuant to Section 15(d) of the Exchange Act by filing an annual report on Form 10-K for fiscal year 2014 on or before May 15, 2015, and filing an annual report on Form 10-K for fiscal year 2013 and any periodic reports required to be filed on or before July 1, 2015; and

C. Respondent shall, within 14 days of the entry of this Order, pay a civil money penalty in the amount of $640,000 to the Securities and Exchange Commission for transfer to the general fund of United States Treasury in accordance with Exchange Act Section 21F(g)(3). If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C. 3717. Payment must be made in one of the following ways:

(1) Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2) Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3) Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center

Accounts Receivable Branch

HQ Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard

Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying W2007 Grace as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Timothy Casey, Assistant Regional Director, Division of Enforcement, Securities and Exchange Commission, 200 Vesey Street, New York, NY 10281.

By the Commission.

Brent J. Fields

Secretary